Exhibit 5.1

Our File No.: 4065.109.so

September 26, 2013

Golden Queen Mining Co. Ltd.
6411 Imperial Avenue
West Vancouver, BC V7W 2J5
Dear Sirs:

Re:	Golden Queen Mining Co. Ltd. (the “Company”)
Registration Statement on Form S-8

We have acted as securities counsel to the Company, a British Columbia corporation, in connection with the preparation of the registration statement on Form S-8 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 1,720,000 shares (the “Plan Shares”) of the Company’s common stock, without par value, which will be issuable under the Company’s 2013 Stock Option Plan (the “Plan”), which amends and replaces the Company’s 2008 Stock Option Plan.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company’s Articles of Incorporation; (c) the Company’s Notice of Articles; (d) the Plan; (e) certain records of the Company's corporate proceedings as reflected in its minute books; and (f) such statutes, records, agreements, certificates and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies thereof, and the truthfulness of the statements and representations contained therein. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the Plan Shares, when issued pursuant to the terms of the Plan will be validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to the Province of British Columbia and the federal laws of Canada applicable therein and are limited to the Business Corporations Act (British Columbia). This opinion is given to you as of the date hereof and we disclaim any obligation to advise you of any change after the date hereof on any matter set forth herein.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to this firm included in or made a part of the Registration Statement.

Yours truly,

MORTON LAW LLP

/s/ Morton Law LLP

Suite 1200 – 750 West Pender Street, Vancouver, B.C. V6C 2T8 • Website: www.mortonlaw.ca
Telephone: 604.681.1194 • Facsimile: 604.681.9652